UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 20, 2017

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
On April 24, 2017, OrangeHook, Inc., a Minnesota corporation and wholly-owned subsidiary of OrangeHook, Inc., a Florida corporation ("OrangeHook MN" and the "Company," respectively), entered into two Modifications of Commercial Promissory Notes  (the "Amendments") with MEZ Capital LLC, a Minnesota limited lability company ("MEZ"), with respect to (i) a commercial promissory note issued by OrangeHook MN to MEZ on July 26, 2016 in the principal amount of $500,000, as amended on December 23, 2016 and February 24, 2017 ("First Note"); and (ii) a commercial promissory note issued by OrangeHook MN to MEZ on February 24, 2017 in the principal amount of $165,000 (the "Second Note" and together with the First Note, the "Notes"). Under the terms of the Amendments, which are effective as of April 15, 2017, the principal balance of the First Note was increased to $525,000, to reflect an additional loan discount fee of $25,000, and the principal balance of the Second Note was increased to $173,250 to reflect an additional loan discount fee of $8,250.

OrangeHook MN was required to pay all accrued and unpaid interest outstanding on the Notes in the aggregate amount of $62,900.  The Amendments extend the maturity date of the Notes to May 27, 2017, which will be further extended to June 30, 2017 if one half of the stated interest amount of the respective Notes for the period after April 16, 2017 is paid on or prior to May 27, 2017.  For the period beginning April 16, 2017 and ending on the maturity date, the stated interest amount for the First Note and Second Note is $38,875 and $12,933.75, respectively.  All other terms and conditions of the Notes remain unchanged and in full force and effect.

On April 20, 2017, the Company entered into a Lender Agreement (the "Lender Agreement") with Richard Bernstein ("Bernstein").  Pursuant to the terms of the Lender Agreement, Bernstein agreed to loan the Company a principal amount of $100,000 and to combine such amount with a previous loan made by Bernstein to the Company on March 30, 2017 in the principal amount of $250,000, for an aggregate loan amount of $350,000 (the "Loan").  The Loan has a maturity date of May 29, 2017, bears interest at a rate of 20 basis points per day on the outstanding principal balance, and provides for a minimum interest amount of $10,500.  All funds received by the Company must be used to repay the Loan, provided that parties may mutually agree to substitute alternative payment terms, such as specific accounts receivable being utilized to satisfy loan obligations.  Upon mutual agreement of the parties, additional loans may be issued to the Company on the same terms of the Loan, provided that the issuance of any additional loans will be dependent upon the repayment of the principal balance on existing Lender Agreement loans from Bernstein such that the total outstanding principal amount borrowed under any such loans will not exceed $350,000 in the aggregate.  The minimum interest amount for any additional loan will be mutually agreed upon by the parties.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01  Other Events.
On or prior to entry into the Lender Agreement referenced in Item 1.01 above, the Company repaid all obligations owed to Bernstein under the previous Lender Agreements with Bernstein, dated December 6, 2016 and January 19, 2017, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   April 26, 2017
By:  /s/   James L. Mandel
               James L. Mandel
               President and Chief Executive Officer